Exhibit 99.2

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UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF PENNSYLVANIA

CATHERINE RUBERY, Derivatively on	)	Case No. 2:12-cv-00844-DWA
Behalf of ALCOA INC.,	)
)
Plaintiff,	)	Electronically Filed
)
v.	)
)
KLAUS KLEINFELD, JUDITH M.	)
GUERON, KATHRYN S. FULLER,	)
ERNESTO ZEDILLO, JAMES W. OWENS,	)
RATAN N. TATA, MICHAEL G. MORRIS,	)
E. STANLEY O’NEAL, PATRICIA F.	)
RUSSO, ALAIN J. P. BELDA, FRANKLIN	)
A. THOMAS, HENRY B. SCHACHT,	)
JOSEPH T. GORMAN, CARLOS GHOSN,	)
VICTOR DAHDALEH, and WILLIAM J.	)
RICE,	)
)
Defendants,”	)
)
-and-)
)
ALCOA INC., a Pennsylvania corporation,	)
)
Nominal Defendant.	)

STIPULATION OF SETTLEMENT

I.	INTRODUCTION

This Stipulation of Settlement (the “Stipulation”) dated October 20, 2014, is made and entered into, subject to the approval of the Federal Court, by and among the following Settling Parties:1 (i) plaintiff Catherine Rubery (“Rubery” or “Federal Plaintiff”); (ii) state plaintiffs Philadelphia Gas Works Retirement Fund (“PGW”) and Vladimir Gusinsky2 (collectively, “State

1 All capitalized terms not otherwise defined are defined in section IV.1, infra.

2 Mr. Gusinsky made a shareholder demand on the Board of Alcoa dated on March 28, 2008 and is represented by the same lawyers as plaintiffs in the Teamsters Action. Mr. Gusinsky intended

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Plaintiffs,” together with Federal Plaintiff, “Plaintiffs”); (iii) nominal defendant Alcoa Inc. (“Alcoa” or the “Company”); and (iv) defendants (in the Federal Action and/or the State Actions) Alain J.P. Belda, Klaus Kleinfeld, Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, James W. Owens, Henry B. Schacht, Ratan N. Tata, Franklin A. Thomas, Ernesto Zedillo, E. Stanley O’Neal, Michael G. Morris, Patricia F. Russo, William J. Rice, Lawrence R. Purtell, Bernt Reitan, and Peter Burgess (the “Settling Defendants,” together with Alcoa, “Defendants”). The Stipulation is intended by the Settling Parties to fully, finally, and forever resolve, discharge, and settle the Released Claims, upon and subject to the terms and conditions hereof.

II.	OVERVIEW OF THE ACTIONS AND PROCEDURAL HISTORY

A.	Commencement of the Actions

Between March 21, 2008 and July 28, 2008, Plaintiffs, by and through their attorneys, each served a written demand (collectively, the “Demands”) for action on Alcoa’s Board of Directors (the “Board”) pursuant to Pennsylvania law. They demanded, among other things, that the Board investigate and bring legal action against the Individual Defendants for allegedly permitting Alcoa to engage in the bribery of government officials overseas in violation of the Foreign Corrupt Practices Act (“FCPA”) and to recover for the benefit of Alcoa damages caused to the Company as a result of the misconduct alleged in the Demands.

On July 21, 2008, the first derivative action was commenced captioned Teamsters Local #500 Severance Fund and Southeastern Pennsylvania Transportation Authority v. Belda, No. GD-08-014664 (the “Teamsters Action”) in the Court of Common Pleas of Allegheny County

to join the Teamsters Action, if not settled, thus, the Settling Parties have agreed that Mr. Gusinsky shall be a Settling Party.

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(the “State Court”). The complaint in the Teamsters Action alleged, among other things, that the defendants named therein: (i) breached their fiduciary duties to Alcoa by knowingly permitting a years-long scheme pursuant to which individuals and entities acting on behalf of Alcoa bribed members of the Bahraini government in order to receive market-premium prices for alumina3 from Aluminum Bahrain B.S.C. (“Alba”); (ii) wasted corporate assets by permitting these bribes to take place; and (iii) were unjustly enriched as a result of their receipt of compensation from the Company based upon artificially inflated financial results of Alcoa as a result of the alleged bribery scheme. The complaint in the Teamsters Action further alleged that the Board refused to take any action in response to plaintiffs’ demands, and that such refusal was uninformed and not in good faith.

On November 24, 2008, the defendants in the Teamsters Action filed preliminary objections to the complaint, arguing that the plaintiffs failed to state a claim, the claims asserted were not ripe for adjudication, and the plaintiffs lacked standing to sue because the Board had not actually refused the demands. The plaintiffs filed a brief in opposition to defendants’ preliminary objections on December 15, 2008, asserting that the plaintiffs had fully satisfied Pennsylvania law, and that even if the State Court found that the plaintiffs’ demand was not refused, the Board’s failure to respond within a reasonable time permitted the filing of the complaint. On January 8, 2009, defendants filed a reply memorandum of law in further support of their preliminary objections. On March 3, 2009, defendant William J. Rice filed his preliminary objections to the complaint. The plaintiffs filed an opposition on March 23, 2009, asserting that the plaintiffs had satisfied the applicable pleading standards and that plaintiffs had

3 Alumina is the common name for aluminum oxide, an intermediate material between raw bauxite and aluminum metal.

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stated actionable claims for abuse of control and gross mismanagement, waste of corporate assets, and unjust enrichment against defendant Rice.

On September 3, 2009, the State Court heard oral argument on the defendants’ preliminary objections. By order dated October 15, 2009, the State Court overruled in part the defendants’ preliminary objections, finding that the plaintiffs had stated a claim for relief and that defendants had unreasonably delayed in responding to the plaintiffs’ demand and allowing the plaintiffs to litigate any potential claims on Alcoa’s behalf.

On March 31, 2009, PGW commenced an action captioned Philadelphia Gas Works Retirement Fund v. Alcoa, Inc., Case No. 1020 (the “PGW Action,” together with the Teamsters Action, the “State Actions”) in the Court of Common Pleas of Philadelphia County. The allegations set forth in the PGW Action are substantially similar to those asserted in the Teamsters Action. On August 17, 2009 and August 18, 2009, the defendants filed preliminary objections in the PGW Action. On October 14, 2009, the preliminary objections were mooted, and on October 16, 2009 the PGW Action was transferred to the State Court where it was coordinated with the Teamsters Action and assigned a new case number, GD-09-018679 . By orders dated October 15, 2009 and November 20, 2009, the State Court stayed the Teamsters and PGW Actions, respectively, pending the conclusion of the investigations of Alcoa by the U.S. Department of Justice and the U.S. Securities and Exchange Commission (“SEC”) relating to the facts and allegations in the State Actions.

On June 20, 2012, Rubery commenced the action captioned Rubery v. Kleinfeld, Case No. 2:12-cv-00844-DWA (the “Federal Action,” together with the State Actions, the “Actions”) in the U.S. District Court for the Western District of Pennsylvania (the “Federal Court”). The claims set forth in the Federal Action are substantially similar to those set forth in the State

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Actions. Thereafter, the parties submitted stipulations extending Defendants’ time to answer the Rubery complaint on July 20, 2012, August 31, 2012, November 30, 2012, March 1, 2013, June 27, 2013, August 28, 2013, October 31, 2013, January 2, 2014, March 3, 2014, and May 2, 2014, which the Federal Court granted.

B.	Settlement Negotiations

On February 14, 2013, prior to any substantive settlement negotiations, counsel for Plaintiffs and the Settling Defendants attended an in-person meeting in New York City to discuss a process by which they would exchange information and a potential framework to resolve the Actions. Counsel for Plaintiffs and the Settling Defendants met again in New York City on May 22, 2013 and June 5, 2013, to discuss a potential resolution of the Actions. During these meetings, Defendants shared non-public information and confidential documents with counsel for Plaintiffs concerning the allegations of wrongdoing.

On May 28, 2013, Plaintiffs and the Settling Defendants entered into a confidentiality agreement pursuant to which Defendants made available for Plaintiffs’ review certain non-public documents and information. Throughout the course of the next several months, Plaintiffs and the Settling Defendants engaged in extensive dialogue pertaining to the document production, with Plaintiffs demanding and Defendants providing additional non-public documents to Plaintiffs as a result of those discussions. In total, Plaintiffs’ Counsel reviewed over 76,000 pages of non-public documents and information.

On November 15, 2013, Plaintiffs’ Counsel, their experts, counsel for the Settling Defendants, and Ms. Susan Ringler, Alcoa’s Vice President and Chief Ethics and Compliance Officer, participated in a telephonic conference to discuss Alcoa’s FCPA compliance practices and programs. Following the November 15, 2013 conference, Plaintiffs and the Settling Defendants entered into arm’s-length negotiations with a view towards exploring a potential

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resolution of the Actions. On December 18, 2013, counsel for Defendants sent to Plaintiffs’ Counsel a proposed draft term sheet. Thereafter, from December 2013 through June 2014, Plaintiffs and Defendants participated in numerous telephonic meetings and discussions and exchanged multiple drafts of a proposed term sheet to resolve the Actions.

As a result of these extensive arm’s-length negotiations, in early June 2014, Plaintiffs and Defendants reached an agreement on all material terms of the Settlement as set forth herein, with the exception of the attorneys’ fees and expenses to be paid to Plaintiffs’ Counsel (which the Plaintiffs and Defendants had not discussed prior to reaching an agreement on the material terms of the Settlement). On June 2, 2014, a Memorandum of Understanding (“MOU”) memorializing the agreement in principle to settle the Actions was executed. Counsel for Plaintiffs and Defendants agreed to pursue mediation before Ms. Carole Katz (the “Mediator”) in an attempt to negotiate an appropriate attorneys’ fee and expense amount to compensate Plaintiffs’ Counsel for the benefits conferred on the Company as a result of the Settlement. In furtherance thereof, on July 11, 2014 and August 13, 2014, counsel for the Plaintiffs and Defendants attended two full-day in-person mediation sessions with the Mediator in Pittsburgh, Pennsylvania. At the conclusion of the second mediation session, the Mediator made a mediator’s proposal that Alcoa pay to Plaintiffs’ Counsel $3,750,000 (including attorneys’ fees, costs, and expenses) for Plaintiffs’ Counsel’s services in the Action, to which the Plaintiffs and Defendants agreed.

Subsequent to the Plaintiffs’ Demands and during the pendency of and in connection with the settlement of the Actions reflected in this Stipulation (the “Settlement”), Alcoa has adopted or will adopt enhancements to its compliance program, as set forth in Exhibit A hereto (the “Compliance Reforms”). The Compliance Reforms will foster a multi-level approach to managing FCPA and other similar anti-corruption risks at Alcoa, and reduce Alcoa’s exposure to

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FCPA violations and the substantial penalties that result therefrom. The Settling Parties believe that a settlement at this juncture on the terms and on the conditions set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Alcoa and its stockholders and that the Settlement is in the best interests of Alcoa and its stockholders. By resolution dated October 1, 2014, Alcoa’s Board, in its business judgment, approved the Settlement and each of its terms as fair, just, and adequate, and in the best interest of Alcoa and its stockholders.

III.	THE SETTLING PARTIES’ STATEMENTS REGARDING THE ACTIONS AND THE SETTLEMENT

A.	Plaintiffs’ Claims and Benefits of the Settlement

Plaintiffs believe that the claims Plaintiffs have asserted in the Actions have merit. Nonetheless, Plaintiffs recognize and acknowledge the expense and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and appeals. Plaintiffs and their counsel have also taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Actions, as well as the difficulties and delays inherent in such litigation. Plaintiffs and their counsel are also mindful of the inherent problems of proof and possible defenses to the claims Plaintiffs have asserted in the Actions. Based on their evaluation, Plaintiffs and their counsel have determined that the Settlement set forth in this Stipulation is in the best interests of Alcoa and its stockholders. Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation confers substantial benefits upon Alcoa and its stockholders. Plaintiffs’ Counsel base this conclusion upon, inter alia, their extensive investigation during the development, prosecution, and settlement of the Actions, which included, inter alia: (i) inspecting, reviewing, and analyzing the Company’s filings with the SEC; (ii) inspecting, reviewing, and analyzing over 76,000 pages of non-public documents and information provided by the Company; (iii) retaining and consulting with

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experts; (iv) researching corporate governance issues; and (v) researching the applicable law with respect to the claims asserted in the Actions and the potential defenses thereto.

B.	Defendants’ Denials of Wrongdoing and Liability

The Settling Defendants have denied, and continue to deny, that they have committed any breach of fiduciary duty, waste of assets, or any other violation of law or engaged in any of the wrongful acts alleged in the Actions, or that they have been unjustly enriched by any of the acts alleged in the Actions, and expressly maintain that they complied with their fiduciary and other legal duties, to the extent such duties exist. Nonetheless, the Settling Defendants have also taken into account the costs, uncertainty and risks inherent in any litigation, especially in complex cases like the Actions. Therefore, they have determined that it is desirable and beneficial that the Actions be fully and finally settled in the manner and upon the terms and conditions set forth in this Stipulation. Defendants believe that the Settlement set forth in this Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Alcoa and its stockholders and that the Settlement is in the best interests of Alcoa and its stockholders.

IV.	TERMS OF THE STIPULATION AND AGREEMENT OF SETTLEMENT

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED by and among the Plaintiffs (for themselves and derivatively on behalf of Alcoa), the Settling Defendants, and Alcoa, that, subject to all necessary court approvals, and in exchange for the consideration set forth below, the Actions and the Released Claims shall be fully, finally, and forever compromised, settled, and released, and the Actions shall be dismissed with prejudice and with full preclusive effect as to all Settling Parties, upon and subject to the terms and conditions of this Stipulation, as follows.

1.	Definitions

1.1         “Actions” means, collectively, the Federal Action and State Actions.

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1.2         “Defendants” means, collectively, the Settling Defendants and Alcoa.

1.3         “Effective Date” means the first date by which all of the events and conditions specified in paragraph 6.1 of this Stipulation have been met and have occurred.

1.4         “Federal Action” means the action captioned Rubery v. Kleinfeld, Case No. 2:12-cv-00844-DWA, pending in the Federal Court.

1.5         “Federal Court” means the U.S. District Court for the Western District of Pennsylvania.

1.6         “Federal Plaintiff” means Catherine Rubery and her respective agents, employees, representatives, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

1.7         “Final” means the time when a judgment that has not been reversed, vacated, or modified in any way is no longer subject to appellate review, either because of disposition on appeal and conclusion of the appellate process or because of passage, without action, of time for seeking appellate review. More specifically, it is that situation when: (a) either no appeal has been filed and the time has passed for any notice of appeal to be timely filed in the Actions; or (b) an appeal has been filed and the court of appeals has either affirmed a judgment or dismissed that appeal and the time for any reconsideration or further appellate review has passed; or (c) a higher court has granted further appellate review and that court has either affirmed the underlying judgment or affirmed the court of appeals’ decision affirming a judgment or dismissing the appeal.

1.8         “Final Order and Judgment” or “Judgment” means the order and judgment to be rendered by the Federal Court, substantially in the form attached hereto as Exhibit E.

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1.9         “Individual Defendants” means Alain J.P. Belda, Klaus Kleinfeld, Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, James W. Owens, Henry B. Schacht, Ratan N. Tata, Franklin A. Thomas, Ernesto Zedillo, E. Stanley O’Neal, Michael G. Morris, Patricia F. Russo, William J. Rice, Lawrence R. Purtell, Bernt Reitan, Peter Burgess, Victor Dahdaleh, David Debney, and David B. Dabney.

1.10       “Notice” means the notice of the Settlement that Alcoa will provide to its stockholders, substantially in the form of Exhibit C hereto.

1.11       “Person” means an individual, corporation, limited liability company, professional corporation, partnership, limited partnership, limited liability partnership, association, joint stock company, estate, legal representative, trust, unincorporated association, government or any political subdivision or agency thereof, and any business or legal entity, and any spouse, heir, predecessor, successor, representative, or assignee of the foregoing.

1.12       “Plaintiffs’ Counsel” means any counsel that has appeared of record or rendered legal services to any of the Plaintiffs in connection with the Actions.

1.13       “Preliminary Approval Order” means the order to be rendered by the Federal Court preliminarily approving the Stipulation, the Settlement, and the form of Notice, substantially in the form of Exhibit B hereto.

1.14       “Related Persons” means each of a Person’s spouses, heirs, executors, estates, or administrators, each of a Person’s present and former attorneys, legal representatives, and assigns in connection with the Actions, and all of a Person’s past and present directors, officers, agents, advisors, employees, affiliates, representatives, predecessors, successors, parents, or subsidiaries.

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1.15       “Released Claims” means any claims, demands, rights, actions, causes of action, liabilities, damages, losses, obligations, judgments, duties, suits, costs, expenses, matters, and issues known or unknown, including Unknown Claims, contingent or absolute, suspected or unsuspected, disclosed or undisclosed, liquidated or unliquidated, matured or unmatured, accrued or unaccrued, apparent or unapparent, whether state, federal, or foreign, common law, statutory, or regulatory, that have been or could have been asserted by Plaintiffs, Alcoa, and/or any Alcoa stockholder derivatively on behalf of Alcoa against any Released Persons that are based upon, arise out of, or relate in any way whatsoever to the facts, transactions, events, occurrences, acts, disclosures, statements, omissions, or failures to act which were alleged in the Actions and/or the settlement of the Actions, except for any claims to enforce the Settlement. For the avoidance of doubt, the Released Claims shall not include any claims that have been or could have been asserted by Plaintiffs, Alcoa, and/or any Alcoa stockholder derivatively on behalf of Alcoa against defendant in the Federal Action and the PGW Action Victor Dahdaleh, and defendants in the PGW Action David Debney and David B. Dabney. Notwithstanding the foregoing, the releases shall not in any way relieve Alcoa of any obligations it may have to the Individual Defendants, including payment of reasonable attorneys’ fees incurred in defense of the Actions.

1.16       “Released Persons” means Plaintiffs and Defendants, and their respective Related Persons.

1.17       “Settlement” means the Settlement documented in this Stipulation.

1.18       “Settlement Hearing” means a hearing before the Federal Court to consider and determine whether to approve the terms of the Settlement as fair, reasonable and adequate, and in the best interests of Alcoa and its stockholders.

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1.19       “Settling Defendants” means Alain J.P. Belda, Klaus Kleinfeld, Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, James W. Owens, Henry B. Schacht, Ratan N. Tata, Franklin A. Thomas, Ernesto Zedillo, E. Stanley O’Neal, Michael G. Morris, Patricia F. Russo, William J. Rice, Lawrence R. Purtell, Bernt Reitan and Peter Burgess.

1.20       “Settling Parties” means the Plaintiffs, on behalf of themselves and derivatively on behalf of Alcoa, the Settling Defendants, and Alcoa.

1.21       “State Actions” means, collectively, the Teamsters Action and the PGW Action.

1.22       “State Plaintiffs” means PGW and Vladimir Gusinsky, and their respective agents, employees, representatives, spouses, marital communities, heirs, successors, subrogees, transferees, and assignees.

1.23       “Summary Notice” means the summary notice of the Settlement that Alcoa will provide to its stockholders, substantially in the form of Exhibit D hereto.

1.24       “Unknown Claims” means any and all claims that were alleged or could have been alleged in the Actions by Plaintiffs, Alcoa, or any Alcoa stockholder derivatively on behalf of Alcoa, which any Plaintiff, Alcoa, or Alcoa stockholders derivatively on behalf of Alcoa do not know or suspect to exist in his, her, or its favor at the time of the release of the Released Persons, including claims which, if known by him, her, or it, might have affected his, her, or its settlement with and release of the Released Persons, or might have affected his, her, or its decision not to object to this Settlement. With respect to any and all Released Claims, the Settling Parties stipulate and agree that, upon the Effective Date, Plaintiffs, Settling Defendants, and Alcoa shall expressly waive, and each of Alcoa’s stockholders by operation of the Judgment shall have expressly waived, the provisions, rights, and benefits of California Civil Code section 1542, which provides:

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A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

Plaintiffs, Alcoa, and Alcoa’s stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but upon the Effective Date, Plaintiffs, Settling Defendants, and Alcoa shall expressly waive, and each of Alcoa’s stockholders shall be deemed to have, and by operation of the Judgment shall have, expressly waived any and all provisions, rights, and benefits conferred by any law of any state or territory of the United States or any other state, sovereign, or jurisdiction, or any principle of common or foreign law, which is similar, comparable, or equivalent to California Civil Code section 1542. Plaintiffs, Alcoa, and Alcoa’s stockholders may hereafter discover facts in addition to or different from those which he, she, or it now knows or believes to be true with respect to the subject matter of the Released Claims, but, upon the Effective Date, each Plaintiff and Alcoa shall expressly settle and release, and each of Alcoa’s stockholders shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever settled and released, any and all Released Claims, known or unknown, suspected or unsuspected, contingent or non-contingent, whether or not concealed or hidden, which now exist, or heretofore have existed upon any theory of law, or equity now existing or coming into existence in the future, including, but not limited to, conduct which is negligent, intentional, with or without malice, or a breach of any duty, law, or rule, without regard to the subsequent discovery or existence of such different or additional facts. The Settling Parties acknowledge, and each of Alcoa’s stockholders shall be deemed by operation of the Judgment to have acknowledged, that the foregoing waiver was separately bargained for and agreed upon

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with the express intention of releasing Unknown Claims, and is a key element of the Settlement of which this release is a part.

2.	Consideration to Alcoa

2.1         Alcoa acknowledges and agrees that the pendency and prosecution and settlement of the Actions and the litigation efforts of Plaintiffs and Plaintiffs’ Counsel were a material and substantial cause in Alcoa’s decision to institute the Compliance Reforms detailed in Exhibit A, which are incorporated herein by reference in their entirety. Plaintiffs and Defendants agree that the Compliance Reforms confer a substantial benefit upon Alcoa. The Board, in its business judgment, has concluded that the Settlement is in the best interest of Alcoa and it stockholders.

2.2         The Board has adopted or shall adopt the Compliance Reforms set forth in Exhibit A. For the Compliance Reforms that have not already been implemented during the pendency of the Actions, Alcoa will implement them by the later of December 1, 2014 or the date on which the Federal Court enters an order approving the Settlement.

3.	Releases

3.1         Upon the Effective Date, Alcoa, Plaintiffs (acting on their own behalf and derivatively on behalf of Alcoa) and each of Alcoa’s stockholders (solely in their capacity as Alcoa stockholders) shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged the Released Claims against the Released Persons and any and all claims, rights, demands, causes of action, obligations, liabilities, and damages whatsoever arising out of, relating to, or in connection with, the defense, settlement, or resolution of the Actions against the Released Persons. Alcoa, Plaintiffs (acting on their own behalf and derivatively on behalf of Alcoa) and each of Alcoa’s stockholders (solely in their capacity as Alcoa stockholders) shall be deemed to have, and by operation of the Judgment shall have, covenanted not to sue any Released Person with respect to such Released Claims, and

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shall be permanently barred and enjoined from instituting, commencing, or prosecuting the Released Claims against the Released Persons except to enforce the releases and other terms and conditions contained in this Stipulation and/or Judgment entered pursuant thereto. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

3.2         Upon the Effective Date, each of the Released Persons shall be deemed to have, and by operation of the Judgment shall have, fully, finally, and forever released, relinquished, and discharged each and all of Alcoa, Plaintiffs, and Plaintiffs’ Counsel from all claims (including Unknown Claims) arising out of, relating to, or in connection with, the institution, prosecution, assertion, settlement, or resolution of the Actions or the Released Claims. Nothing herein shall in any way impair or restrict the rights of any Settling Party to enforce the terms of this Stipulation.

4.	Plaintiffs’ Counsel’s Attorneys’ Fees and Expenses

4.1         After negotiation of the material terms of the Settlement, the Settling Parties, with the assistance of the Mediator, reached an agreement at arm’s-length and in good faith on the amount of attorneys’ fees, costs, and expenses that Alcoa will pay Plaintiffs’ Counsel in connection with the substantial and material benefits conferred upon the Company as a result of the Settlement (the “Fee and Expense Amount”). As a result of those negotiations and based upon the recommendation of the Mediator, Alcoa and/or its insurers shall pay to Plaintiffs’ Counsel the Fee and Expense Amount of $3,750,000 in consideration for the substantial benefits conferred upon Alcoa as a material and substantial result of Plaintiffs’ Counsel’s services in the Actions, subject to Federal Court approval.

4.2         The payment of the Fee and Expense Amount shall be made by Alcoa and/or its insurance carrier(s) within ten calendar days after entry of the Final Order and Judgment. The

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Fee and Expense Amount shall be paid to Robbins Arroyo LLP and Kessler Topaz Meltzer & Check, LLP as the receiving agents and such payment shall fully discharge any and all obligations of the Defendants with respect to Plaintiffs’ attorneys’ fees and expenses.

5.	Procedure for Implementing the Settlement

5.1          After execution of the Stipulation, Plaintiffs shall submit the Stipulation together with exhibits to the Federal Court and shall apply for entry of the Preliminary Approval Order substantially in the form of Exhibit B hereto, requesting, inter alia, the preliminary approval of the Settlement set forth in the Stipulation and approval of the distribution of notice to Alcoa stockholders, substantially in the forms of Exhibits C and D hereto.

5.2          Not later than ten business days following the entry of the Preliminary Approval Order, Alcoa shall cause the Stipulation and Notice to be filed with the SEC on a Form 8-K and posted on Alcoa’s website at www.alcoa.com/usa/en/news/news_releases.asp, as well as issue the Summary Notice once on the national edition of Business Wire via press release. Alcoa and/or its insurers shall be solely responsible for the costs of notice set forth herein and/or any other notice as may be required by the Federal Court. Counsel for Alcoa shall, at least ten business days before the Settlement Hearing, file with the Federal Court an appropriate affidavit with respect to the preparation and dissemination of the Notice and Summary Notice.

5.3          Plaintiffs will request that, after the Notice and Summary Notice are given, the Federal Court hold a Settlement Hearing to consider and determine whether to approve the terms of the Settlement, including the agreed to Fee and Expense Amount, as fair, reasonable, and adequate.

5.4          Within ten days after the Judgment becomes Final, the State Plaintiffs shall apply to the State Court for an order dismissing the State Actions with prejudice as to the Settling Defendants.

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6.	Conditions of Settlement; Effect of Disapproval; Cancellation or Termination

6.1          The Effective Date of this Stipulation shall be when all of the following conditions have been met:

(a)      entry by the Federal Court of the Judgment, substantially in the form of Exhibit E hereto;

(b)      the Judgment becoming Final;

(c)      dismissal of the State Actions with prejudice as to the Settling Defendants; and

(d)      payment of the Fee and Expense Amount.

6.2          If any of the conditions specified in paragraph 6.1 are not met, then this Stipulation shall be canceled and terminated unless the Settling Parties mutually agree in writing, by and through their respective counsel, to proceed with the Stipulation.

6.3          In the event that the Stipulation or Settlement is not approved by the Court, or the Settlement is terminated for any reason, the Settling Parties shall be restored to their respective positions in the Actions as of June 1, 2014, the last date before the execution of the MOU, and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to the Settling Parties, shall not be deemed or construed to be an admission by any Settling Party of any act, matter, or proposition, and shall not be used in any manner for any purpose in any subsequent proceeding in the Actions or in any other action or proceeding. In such event, the terms and provisions of the Stipulation, with the exception of paragraphs 6.1, 7.6 and 7.8-7.12 herein, shall have no further force and effect with respect to the Settling Parties and shall not be used in the Actions or in any other proceeding for any purpose,

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and any judgment or orders entered by the Federal Court in accordance with the terms of the Stipulation shall be treated as vacated, nunc pro tunc.

7.	Miscellaneous Provisions

7.1          The Settling Parties: (a) acknowledge that it is their intent to consummate this Stipulation; and (b) agree to cooperate to the extent reasonably necessary to effectuate and implement all terms and conditions of this Stipulation and to exercise their best efforts to accomplish the foregoing terms and conditions of this Stipulation.

7.2          The Settling Parties intend this Settlement to be a final and complete resolution of all disputes between the Settling Parties with respect to the Actions. The Settlement compromises claims which are contested and shall not be deemed an admission by any Settling Party as to the merits of any claim, allegation, or defense. The Settling Parties further agree that the claims are being settled voluntarily after consultation with competent legal counsel. The Judgment shall contain a finding that, during the course of the litigation, the Settling Parties and their respective counsel at all times complied with the requirements of Federal Rule of Civil Procedure 11 and all other similar laws.

7.3          Pending final determination of whether the Settlement should be approved, all proceedings and all further activity between the Settling Parties regarding or directed toward the Actions, except for those activities and proceedings relating to this Stipulation and the Settlement, shall be stayed.

7.4          Pending the Effective Date of this Stipulation or the termination of the Stipulation according to its terms, Plaintiffs and all Alcoa stockholders, and their respective Related Persons, shall be barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Released Claims against any Released Person.

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 19 of 26

7.5          The provisions contained in this Stipulation (including any exhibits attached hereto) and all related documents, any negotiations, statements, or court proceedings relating to this Stipulation shall not be deemed a presumption, concession, or admission by any Settling Party of any fault, liability, or wrongdoing, or lack of merit as to any facts or claims alleged or asserted in the Actions or in any other action or proceeding, and shall not be interpreted, construed, deemed, invoked, offered, or received into evidence or otherwise used by any person in the Actions or in any other action or proceeding, whether civil, criminal, or administrative, except in connection with any proceeding to enforce the terms of the Settlement. Defendants expressly deny any wrongdoing alleged in the pleadings and do not admit or concede any actual or potential fault, wrongdoing or liability in connection with any facts or claims that have been or could have been alleged in this Action. This Stipulation makes no finding of any wrongdoing on the part of the Company or the Settling Defendants. The Released Persons may file the Stipulation and/or the Final Order and Judgment in any action that may be brought against them in order to support a defense or counterclaim based on principles of res judicata, collateral estoppel, full faith and credit, release, good faith settlement, judgment bar or reduction, or any other theory of claim preclusion or issue preclusion or similar defense or counterclaim.

7.6          The exhibits to this Stipulation are material and integral parts hereof and are fully incorporated herein by this reference.

7.7          The Stipulation may be amended or modified only by a written instrument signed by or on behalf of all Settling Parties or their respective successors-in-interest.

7.8          This Stipulation and the exhibits attached hereto constitute the entire agreement among the Settling Parties and no representations, warranties, or inducements have been made to any Settling Party concerning the Stipulation or any of the exhibits other than the

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 20 of 26

representations, warranties, and covenants contained and memorialized in such documents. Except as otherwise provided herein, each Settling Party shall bear its own costs.

7.9          Each Settling Party severally acknowledges that no promise, inducement, or agreement not expressed herein has been made to him, her, or it, and that this Stipulation contains the entire agreement between or among the Settling Parties concerning the matters described in this Stipulation, and, except as expressly provided herein, that there are no third-party beneficiaries to this Stipulation.

7.10        This Stipulation shall be binding upon, and shall inure to the benefit of, the successors and assigns of the Settling Parties and the Released Persons.

7.11        This Stipulation and the exhibits attached hereto shall be considered to have been negotiated, executed, and delivered, and to be wholly performed, in the Commonwealth of Pennsylvania, and the rights and obligations of the parties to the Stipulation shall be construed and enforced in accordance with, and governed by, the internal, substantive laws of the Commonwealth of Pennsylvania without giving effect to that Commonwealth’s choice-of-law principles.

7.12        Each counsel or other Person executing this Stipulation or exhibits on behalf of any Settling Party hereby warrants that such Person has the full authority to do so.

7.13        This Stipulation may be executed in one or more counterparts. A faxed or PDF signature shall be deemed an original signature for the purposes of this Stipulation. All executed counterparts, and each of them, shall be deemed to be one and the same instrument. A complete set of counterparts, either originally executed or copies thereof, shall be filed with the Court.

7.14        The Federal Court shall retain jurisdiction with respect to implementation and enforcement of the terms of the Stipulation, and the Settling Parties submit to the jurisdiction of

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 21 of 26

the Federal Court for purposes of implementing and enforcing the Settlement embodied in the Stipulation. Any other action arising out of or relating to this Stipulation shall be brought exclusively in the Federal Court, or if the Federal Court shall lack subject-matter jurisdiction over the action, then in such state court of the Commonwealth of Pennsylvania as may have subject-matter jurisdiction over such action.

7.15        Without further order of the Federal Court, the Settling Parties may agree to reasonable extensions of time to carry out any of the provisions of this Stipulation.

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 22 of 26

Dated: October 20, 2014

ROBBINS ARROYO LLP

Felipe J. Arroyo 600 B Street, Suite 1900 San Diego, California 92101 Telephone: 619.525.3990

and

STEPHEN J. O’BRIEN & ASSOCIATES
Stephen J. O’Brien
650 Ridge Road, Suite 400
Pittsburgh, Pennsylvania 15205
Telephone: 412.788.7560

Attorneys for Federal Plaintiff

Dated: October 20, 2014

K&L GATES LLP

David L. McClenahan
Andrew R. Stanton
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Telephone: 412.355.6500

and

CRAVATH, SWAINE & MOORE LLP
Evan R. Chesler
Julie A. North
Worldwide Plaza
825 Eighth Avenue
New York, New York, 10019
Telephone: 212.474.1000

Attorneys for Defendants Alain J.P. Belda, Klaus Kleinfeld, Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, James W. Owens, Henry B. Schacht, Ratan N. Tata, Franklin A. Thomas, Ernesto Zedillo, E. Stanley O’Neal, Michael G. Morris, Patricia F. Russo, Lawrence R. Purtell, Bernt Reitan and Peter Burgess

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 23 of 26

Dated: October 20, 2014

ROBBINS ARROYO LLP

Felipe J. Arroyo 600 B Street, Suite 1900 San Diego, California 92101 Telephone: 619.525.3990

and

STEPHEN J. O’BRIEN & ASSOCIATES
Stephen J. O’Brien
650 Ridge Road, Suite 400
Pittsburgh, Pennsylvania 15205
Telephone: 412.788.7560

Attorneys for Federal Plaintiff

Dated: October 20, 2014

K&L GATES LLP

David L. McClenahan
Andrew R. Stanton
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
Telephone: 412.355.6500

and

CRAVATH, SWAINE & MOORE LLP
Evan R. Chesler
Julie A. North
Worldwide Plaza
825 Eighth Avenue
New York, New York, 10019
Telephone: 212.474.1000

Attorneys for Defendants Alain J.P. Belda, Klaus Kleinfeld, Kathryn S. Fuller, Carlos Ghosn, Joseph T. Gorman, Judith M. Gueron, James W. Owens, Henry B. Schacht, Ratan N. Tata, Franklin A. Thomas, Ernesto Zedillo, E. Stanley O’Neal, Michael G. Morris, Patricia F. Russo, Lawrence R. Purtell, Bernt Reitan and Peter Burgess

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 24 of 26

Dated: October 20, 2014

FEINSTEIN DOYLE PAYNE & KRAVEC, LLC

Ellen M. Doyle, Esquire
1705 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219-1639
Telephone: 412.281.8400

and

KESSLER TOPAZ MELTZER & CHECK, LLP
Eric L. Zagar
Robin Winchester
James H. Miller
280 King of Prussia Road
Radnor, Pennsylvania 19087
Telephone: 610.667.7706

and

COHEN, PLACITELLA & ROTH, P.C.
Stewart L. Cohen
Jacob A. Goldberg
Two Commerce Square
2001 Market Street, Suite 2900
Philadelphia, Pennsylvania 19103
Telephone: 215.567.3500

Attorneys for State Plaintiffs

Dated: October 20, 2014

CROWELL & MORING LLP

Richard L. Beizer
Amy S. Lee
1001 Pennsylvania Avenue, N.W., Suite 1100
Washington, D.C. 20004
Telephone: 202.624.2500

Attorneys for Defendant William J. Rice

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 25 of 26

Dated: October 20, 2014

STEMBER FEINSTEIN DOYLE & PAYNE, LLC

Ellen M. Doyle, Esquire
1705 Allegheny Building
429 Forbes Avenue
Pittsburgh, PA 15219-1639
Telephone: 412.281.8400

and

KESSLER TOPAZ MELTZER & CHECK, LLP
Eric L. Zagar
Robin Winchester
James H. Miller
280 King of Prussia Road
Radnor, Pennsylvania 19087
Telephone: 610.667.7706

and

COHEN, PLACITELLA & ROTH, P.C.
Stewart L. Cohen
Jacob A. Goldberg
Two Commerce Square
2001 Market Street, Suite 2900
Philadelphia, Pennsylvania 19103
Telephone: 215.567.3500

Attorneys for State Plaintiffs

Dated: October 20, 2014

CROWELL & MORING LLP

Richard L. Beizer
Amy S. Lee
1001 Pennsylvania Avenue, N.W., Suite 1100
Washington, D.C. 20004
Telephone: 202.624.2500

Attorneys for Defendant William J. Rice

Case 2:12-cv-00844-DWA    Document 38-1    Filed 10/20/14    Page 26 of 26

Dated: October 20, 2014

MEYER, UNKOVIC & SCOTT LLP

/ by permission /

Robert B. Sommer
Henry W. Oliver Building
535 Smithfield Street, Suite 1300
Pittsburgh, Pennsylvania 15222
Telephone: 412.456.2807

Attorneys for Nominal Defendant Alcoa Inc

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 1 of 10

EXHIBIT A

Terms of Remediation

Subsequent to Plaintiffs’ litigation demands and during the pendency of and in connection with the settlement of the Derivative Actions, Alcoa Inc. (“Alcoa” or the “Company”) has adopted, or will adopt by the later of December 1, 2014 or the date on which the Court enters an order approving the settlement of the Derivative Actions, the compliance-related measures as set forth below.

Plaintiffs and Alcoa agree that these measures, like any aspects of an effective compliance program, should evolve over time to respond to changed risks and circumstances. Consistent with that principle, Alcoa agrees that it will maintain these measures, many of which are already in place, and implement and maintain those that are new until at least January 9, 2018. The Chief Ethics & Compliance Officer (“CECO”) may, however, in the exercise of her fiduciary duties, modify or amend (but shall not suspend or cancel) these measures as appropriate. The CECO will consult with the Compliance Advisory Council (“CAC”) on changes in the strategic direction of the anti-corruption compliance program. The CECO will report on the anti-corruption compliance program elements in each of his/her annual reports to the Audit Committee.

I.	Chief Ethics and Compliance Officer

A.	Alcoa created the position of CECO.[1] The CECO is an officer-level position who shall report directly to Alcoa’s Chief Legal Officer (“CLO”) and who shall make periodic reports to the Audit Committee (“Audit Committee”) of the Alcoa Board of Directors (the “Board”).

B.	The CECO oversees the implementation and performance of the Alcoa’s Ethics and Compliance Program (the “Alcoa Program”), including the Anti-Corruption Policy (as defined herein in Part V).

C.	The CECO meets with the Audit Committee twice each year and with the Chair of the Audit Committee at least four (4) times a year. The CECO provides a written Annual Report to the Audit Committee on Global Compliance (the “Annual Report”) addressing appropriate topics related to the Alcoa Program.

D.	The CECO is responsible for the periodic review and, as appropriate, revision of Alcoa’s Ethics Compliance and Advisory Services Investigation Manual. This manual is reviewed, as appropriate, given changes in best practices for internal investigations by the Director of Investigations and Risk Mitigation.

1 Prior to 2013, the Chief Legal and Compliance Officer was responsible for the duties of the CECO.

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 2 of 10

E.	The CECO is responsible for the operation of the Alcoa Program and the implementation of the policies and procedures that are applicable to the Alcoa Program, including recommendations and interpretations of relevant policies and procedures.

II.	Alcoa’s Compliance Advisory Council (“CAC”)

A.	Alcoa’s CAC provides advice, expertise, and support, as appropriate to the CECO and the Alcoa Program. The CAC:

1.	Meets as appropriate, which is generally each quarter and no less frequently than twice a year;

2.	Receives a presentation by the CECO at each meeting on the Alcoa Program; and

3.	Consists of, at a minimum, the Chief Executive Officer (“CEO”), Chief Financial Officer, General Counsel (“GC”) and CLO.

III.	The Alcoa Program

A.	Alcoa utilizes an Enterprise Risk Management (“ERM”) process, which is managed by Alcoa’s Finance Organization, to identify and proactively address risk. The range of risks covered includes, but is not limited to, business risks, economic risks, legal risks, and environmental risks. The Ethics and Compliance (“E&C”) Resource Unit is responsible for the anti-corruption element. To the extent anti-corruption risk is identified during the ERM process, that risk is overseen by Legal and E&C, with further oversight by the Audit Committee. The prioritization and mitigation of the anti-corruption risk is overseen by the E&C Resource Unit, which works with other relevant functional elements of the Company, including Internal Audit and the Audit Committee.

B.	Alcoa ensures that its directors and senior management provide strong, explicit, and visible support and commitment to its corporate policy against violations of the anti-corruption laws and the Alcoa Program.

1.	Alcoa’s Chairman and CEO addresses the importance of compliance in various communications. Top executives periodically discuss the importance of Alcoa’s Values, including Integrity, with internal audiences at business meetings, Town Hall meetings and through employee-wide communications. In addition, the Chairman of the Audit Committee is in regular contact with the CECO, providing oversight and support for the compliance program.

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 3 of 10

C.	Alcoa has developed and promulgated a clearly articulated and visible corporate policy against bribery and corruption, which includes the United State’s Foreign Corrupt Practice Act (“FCPA”) and other non-United States anti-corruption laws. This policy is Alcoa’s Anti-Corruption Policy (“ACP”), which is supported by Alcoa’s Due Diligence and Contracting Procedure for Intermediaries (“DDCP”), the Hospitalities and Gifts Procedure (“HGP”) and the Charitable Contributions Procedure (“CCP”).

D.	Alcoa has developed and promulgated compliance policies and procedures designed to reduce the risk of violations of the anti-corruption laws and the Company’s policies and procedures. These policies and procedures include the DDCP, HGP, CCP and Alcoa’s Reporting Procedure for Financial Fraud.

E.	The Alcoa Program is risk-based and:

1.	Addresses the individual circumstances of Alcoa’s business, with a particular focus on the foreign bribery risks facing the Company.

2.	Includes, but is not limited to, Alcoa’s geographical organization and interactions with various types and levels of government officials, industrial sectors of operation, involvement in joint venture arrangements, importance of licenses and permits in the Company’s operations, degree of governmental oversight and inspection, and volume and importance of goods and personnel clearing through customs and immigration.

F.	The Ethics and Compliance Resource Unit provides relevant information from investigations and other compliance processes to Internal Audit (“IA”) for inclusion in their audit program. The results of all investigations conducted around the world for E&C are reported into E&C centrally and reviewed by the Director of Investigations and Risk Mitigation. Financial Fraud Investigation recommendations related to weaknesses in internal controls are included in IA’s tracking database to ensure that these issues are remediated.

G.	The CECO provides an update at each Quarterly Business Review (“QBR”) on appropriate topics related to the Alcoa Program.

1.	The QBR is a quarterly review of Alcoa’s business and compliance activities that includes all of Alcoa’s business unit and Group presidents, their respective finance and operational heads, and top leadership of all resource units. In advance of the QBR, the CECO and CLO confer, as appropriate, to review developments and determine the specific updates to be discussed.

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 4 of 10

H.	The CECO has developed and will be implementing basic metrics regarding the Alcoa Program. At present, Corporate (company-wide) E&C metrics are reviewed and discussed in the Executive Council and QBR. Group Presidents will begin reporting on their respective Group metrics in the second quarter of 2014. The metrics, which include the number of intermediaries and risk level and the completion of online training by intermediaries and employees, will evolve over time, consistent with the needs of the business and best practices.

I.	Alcoa regional legal counsel report centrally into the Alcoa Corporate Legal Department so that Alcoa regional legal counsel are part of the Alcoa corporate control functions.

J.	All Alcoa regional legal counsel are provided with a copy of Alcoa’s Ethics Compliance and Advisory Services Investigation Manual (Bates #2900), and meet the training requirements set forth in the Ethics Compliance and Advisory Services Investigation Manual.

K.	Alcoa will update the Alcoa Program’s external website in a manner deemed appropriate by the CECO in order to:

1.	Continue to publicize information about the Ethics and Compliance Hotline (see supra Part IX) prominently;

2.	Enhance visibility of the Alcoa Program to the Company’s customers, suppliers, and other business partners and

3.	Underscore the Company’s commitment to conducting business ethically.

IV.	Alcoa’s Code of Conduct

A.	Alcoa, under the supervision of the CECO, will review on an annual basis and update the Code of Conduct to remain current with best practices and to more clearly articulate the Company’s expectations of its employees. The Code of Conduct will be revised as appropriate based on evolving risk and best practices.

B.	Consistent with its current practice, Alcoa will provide the revised Code of Conduct in sixteen (16) languages, which covers the languages of Alcoa’s operations.

V.	Anti-Corruption Policy

A.	Alcoa enhanced its ACP to require, inter alia, compliance with Alcoa’s DDCP. See Ex. 1 (Bates #2553)

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 5 of 10

B.	The ACP applies to Alcoa and all of its U.S. and international subsidiaries, affiliates, partnerships, ventures and other business associations that are controlled by Alcoa, directly or indirectly.

VI.	Due Diligence and Contracting Procedure for Intermediaries (“DDCP”)

A.	Alcoa implemented the DDCP. The purpose of the DDCP is to (1) provide for an appropriate review of any intermediary whose services Alcoa wishes to use (including terms and conditions in contracts with intermediaries) and; (2) provide for appropriate monitoring of Alcoa’s relationships with its intermediaries. See Ex. 2 (Bates #2559)

B.	The DDCP provides for risk-based due diligence, which includes an assessment of transactional risk. All intermediary due diligence is reviewed by the responsible lawyer (for example, business unit counsel) and is reported to E&C. The results of the due diligence review process are addressed on a case-by-case basis by the responsible lawyer, and, depending on the level of risk, others within Legal and/or E&C; one or all of these persons may discuss the risks with the sponsor and, as appropriate, develop controls for the intermediary relationship.

C.	Alcoa will adopt the following enhancements to the DDCP:

1.	Alcoa will amend Exhibit E of the DDCP (Bates #2573) – Examples of “Red Flags”, attached hereto as Ex. 3, periodically to reflect, in the CECO’s discretion, appropriate and relevant risks for Alcoa’s business.

D.	Alcoa will review the DDCP on at least an annual basis based on risk and to remain current with best practices. The CECO is responsible for determining when to revise the DDCP.

E.	The Ethics and Compliance team will continue to work with its Integrity Champions (see infra Part XI) on various projects related to Alcoa’s DDCP, all of which may potentially reduce risk to Alcoa. These projects include, but are not limited to:

1.	Intermediary Identification Project: To ensure that all business locations have appropriately identified intermediaries required to undergo a due diligence review; and that there is a local process in place for identifying new intermediaries.

2.	Commercial Intermediary Rationalization Project: To provide the business with a cost-benefit review process that may reduce the number of intermediaries and the associated potential risk.

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 6 of 10

3.	Logistics Intermediary Rationalization Process: To potentially reduce third party risk by assessing the number of logistics intermediaries required for a particular location, country or region.

VII.	Mergers & Acquisitions (“M&A”) Anti-Corruption Due Diligence Procedures

A.	Alcoa adopted a procedure for conducting transactional anti-corruption due diligence in connection with M&A transactions.

B.	As part of this procedure, comprehensive anti-corruption due diligence is conducted on the acquisition target and a report is prepared outlining the corruption risks and red flags identified (if any).

C.	The lead M&A lawyer, who also counsels and trains the respective business on the FCPA, and the M&A team are responsible for conducting this due diligence, identifying red flags and preparing the report. In the event the pre-transaction due diligence reveals unresolved red flags, the lead M&A lawyer must elevate these unresolved red flags to the CECO, GC and CLO.

1.	All Alcoa lawyers receive appropriate training on the FCPA. Anti-corruption training is part of the multi-year training curriculum. Lawyers also receive live training periodically, as needed, on topics including, for example, hospitalities and gifts, charitable contributions and intermediaries.

D.	If there are any unresolved red flags, the CECO, the GC and the CLO are then informed and involved in the disposition of the transaction in consultation with Alcoa Corporate executives up to and including the CEO. See Ex. 4 (Bates #2885).

VIII.	Ethics and Compliance Training

A.	All Alcoa employees around the globe participate in some form of ethics and compliance training. Live training is conducted by E&C personnel, Legal and other qualified persons. Alcoa also uses online training and “shop floor” training to reach all of its employees.

1.	E&C includes the corporate personnel in Pittsburgh and New York who report to the CECO. Training may be conducted by the CECO, the Investigations Director or other Alcoa employees as designated by the CECO.

2.	Alcoa employees who do not participate in the online training program complete annual shop floor training, which emphasizes

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 7 of 10

such concepts as: the importance of knowing and complying with laws, regulations and Company policies; asking questions in uncertain situations; and raising concerns when suspected or known violations occur.

B.	Alcoa’s training program is developed by the Ethics and Compliance Resource Unit, helps to reinforce an ethical culture, and emphasizes such concepts as: Alcoa’s Values, policies, business conduct standards and also provides employees with substantive information on a variety of business topics (e.g., IP, Trade, Anti-Corruption and Competition Law). As appropriate depending on the subject matter, it explains legal requirements.

1.	All newly hired Alcoa employees are required to review Alcoa’s “Do What’s Right!” training materials, which serves as an introduction to Alcoa’s corporate Ethics and Compliance Program and Alcoa’s Values. As part of the on-boarding process, employees receive a copy of Alcoa’s Guide to Business Conduct and information about the Ethics and Compliance line.

C.	Employees who participate in the Business Conduct Survey are required to participate in online training at least once a year; all others participate in the annual shop floor training course.

D.	All relevant employees (including all corporate officers and business unit leaders) participate in mandatory, web-based ethics and compliance training at least once a year. This training is available in 16 languages. The selected courses provide education on a variety of business and compliance issues and reinforce Alcoa’s business conduct standards. Those enrolled in the online training program complete approximately four courses per year.

E.	Alcoa currently deploys and will continue to deploy its “Leading with Integrity” communications to managers and the Integrity Champions Network (see infra, Part XI), at least quarterly, to provide concise practical advice on compliance related issues.

IX.	The Ethics and Compliance Hotline

A.	Alcoa published an updated Alcoa Ethics and Compliance Line Brochure (Bates 2895), attached hereto as Ex. 5, which outlined Alcoa’s third party compliance line. Alcoa provides the brochure to new hires, and the information the brochure provides about the Ethics and Compliance Line is also available online.

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 8 of 10

B.	This brochure is designed to educate employees on the procedures to report concerns in the work place. The Ethics and Compliance Line is available to employees via telephone, internet, mail or email and in various languages.

C.	Alcoa prepared and formalized its Ethics, Compliance & Advisory Services Investigation Manual. See Ex. 6 (Bates #2900).

D.	Alcoa will rebrand and reroll out the Ethics and Compliance Line to enhance internal visibility and to encourage employees to call with compliance-related questions. Alcoa will use various media as part of the rebranding and the reroll out of the Ethics and Compliance Line, Alcoa will utilize, as appropriate:

1.	A communications plan to reinform employees about the availability and accessibility of the Ethics and Compliance Hotline, with communications developed by E&C and disseminated by E&C and through other channels via emails, posting of documents in physical locations, the Alcoa Intranet, Alcoa’s public website at www.alcoa.com and printed materials; and

2.	Updated posters at Alcoa locations with information on accessing the Ethics and Compliance Hotline and the availability of other pathways for seeking advice or reporting concerns.

X.	Business Expense and Meals and Entertainment Polices

A.	Alcoa revised the Alcoa Business Expense Account Standards and published it for all employees’ use. See Ex. 7 (Bates #2928).

B.	Alcoa revised the HGP and published it for all employees’ use. See Ex. 8 (Bates #2581).

1.	Alcoa requires legal and compliance departmental review and approval of hospitalities and gifts to government officials no matter what position they hold. Currently under the HGP, hospitalities and gifts provided to government officials must be approved by the local counsel, the responsible controller, the CECO or his/her designee, and the GC or his/her designee.

2.

Alcoa uses a separate accounting code in its chart of accounts to capture expenses related to government officials that are subject to audit. IA performs audit procedures on the government officials subaccounts as part of its risk-based audits of business locations. In addition, throughout each year, designated location personnel also perform Alcoa Self Assessment Testing (“ASAT”). These

Subject to F.R.E. 408 and Pa. R.E. 408

Case 2:12-cv-00844-DWA    Document 38-2    Filed 10/20/14    Page 9 of 10

ASATs (which are not controlled by E&C) are reviewed by IA as part of its risk based audit to ensure that the ASATs were completed correctly, that all gaps noted were documented and that remediation plans are in place.

3.	The HGP is reviewed on at least an annual basis to ensure compliance with the laws in all countries in which Alcoa does business. Alcoa will update the HGP as appropriate to remain current with best practices and to achieve efficiencies.

XI.	Integrity Champion Network

A.	Alcoa adopted a network of over 40 Integrity Champions to form the Integrity Champion Network. The purpose of the Integrity Champions is to better integrate Alcoa’s Ethics and Compliance Program into business operations. The Integrity Champions are nominated by Alcoa’s senior Business and Resource Unit leaders and confirmed by the Ethics and Compliance organization, play a key role as they work at the local level to ensure that ethics and compliance are an integral part of decision making and business strategy; promote a culture of integrity where employees are encouraged to speak up about ethics and compliance issues and concerns; raise awareness of the role that ethics and compliance plays in all aspects of Alcoa’s business; and serve as a trusted advisor and resource on issues related to ethics and compliance. Partnering with their management teams and the E&C organization, the Integrity Champions work to further embed and enhance a values-based culture of integrity and compliance. The Integrity Champions perform the projects and processes described in Section VI.E, supra.

B.	The Integrity Champions, in the discharge of their compliance-related duties, shall operate under the direction and guidance of the CECO or his/her designee and the Alcoa Program, and with oversight by their business sponsors. The CECO periodically reports on the work of the Integrity Champions to the Alcoa Executive Council, QBR and CAC.

C.	Working with the Ethics and Compliance team, each Integrity Champion develops and executes on a work plan of ethics and compliance activities for their business or resource unit.

D.	The Integrity Champions shall meet periodically with the Ethics and Compliance team for training on ethics and compliance issues and to report on the progress of their individual work plans and projects.

Subject to F.R.E. 408 and Pa. R.E. 408

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XII.	Monitoring and Testing

A.	Alcoa will conduct annual reviews and testing of its anti-corruption compliance code, policies, and procedures designed to evaluate and improve their effectiveness in preventing and detecting violations of anti-corruption laws and its anti-corruption compliance code, policies, and procedures, taking into account relevant developments in the field and evolving international and industry standards. E&C oversees this process, and IA includes the testing of anti-corruption objectives in their regularly scheduled audits. All locations in Alcoa are required to complete the anti-corruption objectives self-assessment on an annual basis.

Subject to F.R.E. 408 and Pa. R.E. 408